Exhibit 10.8

OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED STOCK PROGRAM

(Restatement Effective as of November 1, 2008)

OCCIDENTAL PETROLEUM CORPORATION
2005 DEFERRED STOCK PROGRAM

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OCCIDENTAL PETROLEUM CORPORATION
2005 DEFERRED STOCK PROGRAM

TABLE OF CONTENTS

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OCCIDENTAL PETROLEUM CORPORATION
2005 DEFERRED STOCK PROGRAM
(Restatement Effective as of November 1, 2008)

This document sets forth the terms of the Occidental Petroleum Corporation 2005 Deferred Stock Program (the “Program”), restated effective as of November 1, 2008.

This Program is intended to be an unfunded program maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

This Program is intended to satisfy the requirements of Section 409A of the Internal Revenue Code, and any regulations promulgated thereunder, so that the taxation to Participants or Beneficiaries of any compensation deferred under this Program is deferred.

ARTICLE I
PURPOSES AND AUTHORIZED SHARES

1.1           Purposes.  The purposes of the Program are to promote the ownership and retention of shares of common stock of Occidental Petroleum Corporation by its executives and to allow executives to accumulate additional retirement income through deferrals of receipt of common stock of Occidental Petroleum Corporation under its Equity Plans.

1.2           Shares Available.  The number of Shares that may be issued under each Equity Plan as part of this Program is limited to the aggregate number of Shares subject to Qualifying Stock Awards granted under such Equity Plan that are deferred in the form of Deferred Shares under this Program.  Deferred Shares credited to Participants’ Deferred Share Accounts under this Program may accrue Dividend Equivalents that may be credited in the form of additional Deferred Shares and paid to Participants under this Program in the form of Shares.  If the number of Shares payable under this Program would exceed the limit described in the preceding sentence because of the accumulation of Deferred Shares in respect of Dividend Equivalents, such excess Shares shall be issued and charged against the Share limits under the applicable Equity Plan.  If insufficient Shares remain under the applicable Equity Plan for the accumulation of Dividend Equivalents, Dividend Equivalents shall be paid in cash.

1.3           Relationship to Plans.  This Program constitutes a deferred compensation plan providing alternative settlements under and as contemplated by the Equity Plans in respect of Qualifying Stock Awards granted thereunder.  This Program also contemplates the grant of Deferred Shares under and as contemplated by the Equity Plans.  This Program and all rights under it are provided and shall be subject to and construed consistently with the other terms of the applicable Equity Plans.

ARTICLE II
DEFINITIONS

Whenever the following words and phrases are used in this Program with the first letter capitalized, they shall have the meanings specified below:

Affiliate.  “Affiliate” means (a) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C), and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in Code Section 1563(a)) of which Occidental Petroleum Corporation is a component member, or (b) any entity (whether or not incorporated) that is under common control with Occidental Petroleum Corporation (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in the Treasury Regulations under Code Section 414(c)).

Beneficiary.  “Beneficiary” means the person or persons designated as such in accordance with Section 8.2.

Board.  “Board” means the Board of Directors of Occidental Petroleum Corporation.

Change in Control.  “Change in Control” means any event that constitutes a “change in control event” for purposes of Section 409A of the Code and Treas. Reg. § 1.409A-3(i)(2)(5) (or any successor provisions), and that is described in subsection (a), (b), (c) or (d) below:

(a)           Approval by the stockholders of Occidental Petroleum Corporation (or, if no stockholder approval is required, by the Board) of the dissolution or liquidation of Occidental Petroleum Corporation, other than in the context of a transaction that does not constitute a Change in Control under subsection (b) below;

(b)           Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of Occidental Petroleum Corporation’s business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of Occidental Petroleum Corporation (a “Business Combination”), unless (i) as a result of the Business Combination, more than 50% of the outstanding voting power of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the Business Combination is, or will be, owned, directly or indirectly, by holders of Occidental Petroleum Corporation’s voting securities immediately before the Business Combination; (ii) no “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time (the “Exchange Act”)), excluding the Successor Entity or any employee benefit plan of Occidental Petroleum Corporation and any trustee or other fiduciary holding securities under an Occidental Petroleum Corporation employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act (an “Excluded

Person”), beneficially owns, directly or indirectly, more than 20% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(c)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Occidental Petroleum Corporation representing 20% or more of the combined voting power of Occidental Petroleum Corporation’s then outstanding voting securities, other than as a result of (i) an acquisition directly from Occidental Petroleum Corporation; (ii) an acquisition by Occidental Petroleum Corporation; or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Occidental Petroleum Corporation or a Successor Entity; or

(d)           During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by Occidental Petroleum Corporation’s stockholders, of each new Board member was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Code.  “Code” means the Internal Revenue Code of 1986, as amended.

Committee.  “Committee” means the administrative committee appointed to administer the Program pursuant to Article V.

Common Stock.  “Common Stock” means Occidental Petroleum Corporation’s common stock, par value $.20 per share, subject to adjustment pursuant to Section 4.5 of this Program.

Company.  “Company” means Occidental Petroleum Corporation and any Affiliates.

Current Dividend Equivalent.  “Current Dividend Equivalent” means a Dividend Equivalent paid to the Participant in the form of cash at the same time as dividends are paid on Shares to Occidental Petroleum Corporation’s shareholders.

Deferral Election.  “Deferral Election” means an election by an Eligible Person pursuant to Section 3.1 of this Program to delay the delivery of Shares upon the certification for payment of a Qualifying Performance Stock Award with Elective Deferral or the vesting of a Qualifying Restricted Share Unit Award with Elective Deferral, as the case may be.

Deferred Dividend Equivalent.  “Deferred Dividend Equivalent” means a Dividend Equivalent credited to a Participant’s Deferred Share Account in the form of additional Deferred Shares (rounded to four decimal places) and paid to the Participant in the form of Shares at the same time that the other Deferred Shares credited to the Participant’s Deferred Share Account are distributed in the form of Shares to the Participant.

Deferred Share.  “Deferred Share” means a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share (subject to Section 4.5) solely for purposes of this Program.

Deferred Share Account.  “Deferred Share Account” means the bookkeeping account maintained by the Company on behalf of each Participant that is credited with Deferred Shares in accordance with Section 4.1(a) and Dividend Equivalents thereon in accordance with Section 4.2.

Distribution Election Form.  “Distribution Election Form” means a paper or electronic election form provided by the Committee on which a Participant may elect an alternative form of distribution, which election will be effective only if the Participant’s Separation from Service occurs on or after becoming eligible for Retirement, as provided in Section 4.4(c), and the Participant’s election satisfies the other requirements set forth in Section 4.4(c).

Dividend Equivalent.  “Dividend Equivalent” means the amount of cash dividends or other cash distributions paid by Occidental Petroleum Corporation on that number of Shares equal to the number of Deferred Shares credited to a Participant’s Deferred Share Account as of the applicable record date for the dividend or other distribution, which amount shall be either credited as a Deferred Dividend Equivalent to the Deferred Share Account of the Participant or paid to the Participant as a Current Dividend Equivalent in accordance with the terms of Section 4.2.

Effective Date.  “Effective Date” means January 1, 2005.

Elective Deferral Award.  “Elective Deferral Award” means either a Qualifying Performance Stock Award with Elective Deferral or a Qualifying Restricted Share Unit Award with Elective Deferral.

Eligible Person.  “Eligible Person” means any employee of the Company who holds a Qualifying Stock Award granted under an Equity Plan.

Equity Plan.  “Equity Plan” means the 2001 Plan, the 2005 Plan, and any successor equity plans.

Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value.  “Fair Market Value” has the meaning given to such term in the Equity Plan.

Mandatory Deferral Award.  “Mandatory Deferral Award” means either a Qualifying Performance Stock Award with Mandatory Deferral or a Qualifying Restricted Share Unit Award with Mandatory Deferral.

Participant.  “Participant” means any person who has Deferred Shares credited to a Deferred Share Account under this Program.

Performance Stock Award.  “Performance Stock Award” means a “Performance-Based Award” under and as defined in the applicable Equity Plan in the form of stock units or phantom stock that is payable wholly or partially in Shares.

Program.  “Program” means this Occidental Petroleum Corporation 2005 Deferred Stock Program, as it may be amended from time to time.

Qualifying Performance Stock Award.  “Qualifying Performance Stock Award” means either a Qualifying Performance Stock Award with Elective Deferral or a Qualifying Performance Stock Award with Mandatory Deferral.

Qualifying Performance Stock Award with Elective Deferral.  “Qualifying Performance Stock Award with Elective Deferral” means any Performance Stock Award other than a Qualifying Performance Stock Award with Mandatory Deferral that either (i) is outstanding on the Effective Date, (ii) by its terms permits the holder to elect to delay the delivery of Shares subject thereto beyond the vesting date, or (iii) is otherwise designated by the Committee as eligible for deferral of the delivery of the Shares beyond the vesting date under this Program.

Qualifying Performance Stock Award with Mandatory Deferral.  “Qualifying Performance Stock Award with Mandatory Deferral” means any Performance Stock Award that, by its terms, delays the delivery of Shares subject thereto beyond the vesting date.

Qualifying Restricted Share Unit Award.  “Qualifying Restricted Share Unit Award” means either a Qualifying Restricted Share Unit Award with Elective Deferral or a Qualifying Restricted Share Unit Award with Mandatory Deferral.

Qualifying Restricted Share Unit Award with Elective Deferral.  “Qualifying Restricted Share Unit Award with Elective Deferral” means a Restricted Share Unit Award other than a Qualifying Restricted Share Unit Award with Mandatory Deferral that either (i) by its terms permits the holder to elect to delay the delivery of Shares subject thereto beyond the vesting date or (ii) is otherwise designated by the Committee as eligible for deferral of the delivery of the Shares beyond the vesting date under this Program.

Qualifying Restricted Share Unit Award with Mandatory Deferral.  “Qualifying Restricted Share Unit Award with Mandatory Deferral” means a Restricted Share Unit Award that, by its terms, delays the delivery of Shares subject thereto beyond the vesting date.

Qualifying Stock Award.  “Qualifying Stock Award” means a Qualifying Performance Stock Award or a Qualifying Restricted Share Unit Award.

Restricted Share Unit Award.  “Restricted Share Unit Award” means a grant of restricted units, with each such unit representing the right to receive one Share under an Equity Plan.

Retirement.  “Retirement” means a Participant’s Separation from Service for reasons other than death after the Participant attains age 55.

Retirement Plan.  “Retirement Plan” means the Occidental Petroleum Corporation Retirement Plan, as amended from time to time.

Retires.  “Retires” means separates from service on or after qualifying for Retirement.

Rule 16b-3.  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

Section 16 Officer.  “Section 16 Officer” means an officer of Occidental Petroleum Corporation as defined in Rule 16a-1(f) promulgated under the Exchange Act.

Separation from Service.  “Separation from Service” means a Participant’s “separation from service” as defined under Section 409A of the Code and Treas. Reg. § 1.409A-1(h) (or successor provisions).  A Participant shall have a Separation from Service if the Participant ceases to be an employee of both:

(a)                                  The Company that employs the Participant; and

(b)                                 All Affiliates with whom such Company would be considered a single employer under Section 414(b) or 414(c) of the Code.

For purposes of the preceding provisions, a Participant who ceases to be an employee of an entity described in (a) or (b) above shall not be considered to have a Separation from Service if such cessation of employment is followed immediately by his commencement of employment with another entity described in (a) or (b) above.

A Participant shall have a Separation from Service if it is reasonably anticipated that no further services shall be performed by the Participant, or that the level of services the Participant shall perform shall permanently decrease to no more than 20 percent of the average level of services performed by the Participant over the immediately preceding 36-month period (or the Participant’s full period of service, if the Participant has been performing services for less than 36 months).

Share.  “Share” means a share of Common Stock.

Specified Employee.  “Specified Employee” means a Participant who is a “specified employee” within the meaning of Section 409A and Treas. Reg. § 1.409A-1(i) (or successor provisions) and as determined pursuant to any rules adopted for such purposes by Occidental Petroleum Corporation.

2001 Plan.  “2001 Plan” means the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time.

2005 Plan.  “2005 Plan” means the Occidental Petroleum Corporation 2005 Long Term Incentive Plan, as amended from time to time.

Years of Service.  “Years of Service” means the number of full years credited to the Participant under the Retirement Plan for vesting purposes.

ARTICLE III
DEFERRAL OF STOCK AWARDS

3.1                                 Elective Deferral Awards.

(a)           Participation.  Prior to January 1, 2007, an Eligible Person may make an advance Deferral Election in respect of an Elective Deferral Award in order to receive a credit of Deferred Shares under this Program.  Unless otherwise specified by the terms of a Qualifying Performance Stock Award, any Deferral Election as to such Qualifying Performance Stock Award may apply to (1) all payments resulting from the Qualifying Performance Stock Award whether made in share units or cash (including dividend equivalents that accumulate during the performance period), (2) only payments of share units resulting from the Qualifying Performance Stock Award, or (3) only payments of cash (including dividend equivalents that accumulate during the performance period) resulting from the Qualifying Performance Stock Award.  Any deferrals of cash resulting from the Qualifying Performance Stock Award will be deferred under the Occidental Petroleum Corporation 2005 Deferred Compensation Plan.  A Deferral Election for any other Elective Deferral Award must apply to all share units subject to the Elective Deferral Award.

(b)           Manner and Timing of Deferral Election.  A Deferral Election may be made only by an Eligible Person by completing a Deferral Election form (paper or electronic) provided by the Committee and delivering that Deferral Election form to the Committee.  In the case of a Qualifying Performance Stock Award with the Elective Deferral that qualifies as “performance based compensation” as defined for purposes of Section 409A of the Code and Treas. Reg. § 1.409A-1(e) (or successor provisions), such election must be delivered to the Committee at least 12 months before any share units that are subject to the Elective Deferral Award become certified as payable.  In the case of any other Elective Deferral Award, such election must be delivered to the Committee no later than 30 days after the date of grant of such Elective Deferral Award and at least 12 months before any share units that are subject to the Elective Deferral Award become vested.  Any Deferral Election form received by the Committee at a time other than as described herein will be considered void and shall have no force or effect.  Notwithstanding the foregoing, if applicable law requires that a Deferral Election be made at an earlier date in order to defer taxation with respect to such share units, the Committee shall require Deferral Elections to be filed by such earlier date, and any Deferral Election received by the Committee after such date shall be considered void and shall have no force or effect.

(c)           Election Irrevocable.  A Deferral Election made in accordance with this Section 3.1 for a credit of Deferred Shares under this Program shall be irrevocable once it is received by the Committee.

3.2                                 Mandatory Deferral Awards.  Share units that become vested under a Mandatory Deferral Award granted on or after the Effective Date shall automatically be subject to the terms of this Program and be credited as Deferred Shares as provided in Section 4.1(a).

3.3                                 Cessation of Deferrals.

(a)           Elective Deferral Awards.  Notwithstanding anything contained herein to the contrary, no new elections to defer Shares may be made under Section 3.1 after December 31, 2006.

(b)           Outstanding Awards.  Notwithstanding anything contained herein to the contrary, share units under a Mandatory Deferral Award that was granted before December 31, 2006 but become vested after December 31, 2006 shall be credited under Section 4.1(a) of this Program unless the Participant elected, pursuant to transition rules under Section 409A of the Code, to receive distribution of Shares under such Mandatory Deferral Award in 2008 or, if later, upon vesting.  Additionally, share units subject to a Deferral Election under an Elective Deferral Award that was granted before December 31, 2006 but become vested on or after December 31, 2006 shall be credited under Section 4.1(a) of this Program unless the Participant elected, pursuant to transition rules under Section 409A of the Code, to receive distribution of Shares under such Elective Deferral Award in 2008 or, if later, upon vesting.  Any share units under a Mandatory Deferral Award or Elective Deferral Award that become vested on or after December 31, 2006 and are payable in 2008 pursuant to an election as described herein, and any Dividend Equivalents subject thereto, shall be credited to a special subaccount of the Participant’s Deferred Share Account and distributed as described in Section 4.4(a) during the first seventy-five (75) days of 2008.  Any share units under a Mandatory Deferral Award or an Elective Deferral Award that become vested after December 31, 2006 and are payable upon vesting pursuant to an election as described herein shall not be deferred under this Program.

ARTICLE IV
DEFERRED SHARE ACCOUNTS

4.1           Crediting of Deferred Shares.

(a)           Vesting of Qualifying Stock Awards.  As of the date that all or any portion of (i) an Elective Deferral Award that is subject to a Deferral Election under Section 3.1 or (ii) a Mandatory Deferral Award becomes vested or is certified for payment, as the case may be, no Shares shall be issued to the Eligible Person.  Instead, as of the date that all or any portion of such award becomes vested or is certified for payment, as the case may be, the Eligible Person’s Deferred Share Account shall be credited with the number of Deferred Shares that is equal to the number of share units that would otherwise be paid in Shares (as opposed to cash) on that date.  If any portion of a Qualifying Performance Stock Award is payable in cash and delivery of the Shares is deferred under this Program by the terms of the award, such cash portion shall be automatically deferred and credited to the Participants’ deferral account under the Occidental Petroleum Corporation 2005 Deferred Compensation Plan.  As a result of the cessation, as of December 31, 2006, of (i) Deferral Elections pursuant to Section 3.3(a) and (ii) the granting of Mandatory Deferral Awards by the Company, no additional Deferred Shares shall be credited to Participants’ Deferred Share Accounts pursuant to this provision after December 31, 2007.

(b)           Limitations on Rights Associated with Deferred Shares.  A Participant’s Deferred Share Account shall be a memorandum account on the books of Occidental Petroleum Corporation.  The Deferred Shares credited to a Participant’s Deferred Share Account shall be used solely as a device for the determination of the number of Shares to be eventually issued to such Participant in accordance with this Program.  The Deferred Shares shall not be treated as property or as a trust fund of any kind.  No Participant shall be entitled to any voting or other shareholder rights with respect to Deferred Shares granted or credited under this Program.  The number of Deferred Shares credited (and the Shares to which the Participant is entitled under this Program) shall be subject to adjustment in accordance with Section 4.5 of this Program.

4.2           Dividend Equivalents.

(a)           Election of Current or Deferred Dividend Equivalents.  An individual who becomes an Eligible Person under this Program shall make a one-time irrevocable election as to whether Dividend Equivalents under this Program will be paid in the form of Current Dividend Equivalents or Deferred Dividend Equivalents no later than the earlier of (i) the date that the Eligible Person first makes a Deferral Election under Section 3.1 of this Program or (ii) the date that a Mandatory Deferral Award is first granted to such Eligible Person.  Any such election shall be on a form (paper or electronic) provided by and delivered to the Committee.  If an Eligible Person fails to make such an election at the time required hereunder, he shall be deemed to have elected the Current Dividend Equivalents.  Any such election shall apply with respect to all Dividend Equivalents attributable to all Deferred Shares credited to such Participant under this Program.  A Participant may not change his Dividend Equivalent election.

(b)           Deferred Dividend Equivalents Credits to Deferred Share Accounts.  As of any applicable dividend or distribution payment date, the Deferred Share Account of each Participant who has elected Deferred Dividend Equivalents shall be credited with additional

Deferred Shares in an amount equal to the amount of the Dividend Equivalents divided by the Fair Market Value of a Share as of the applicable dividend or distribution payment date.

(c)           Payment of Current Dividend Equivalents.  The amount of earnings that are Current Dividend Equivalents, if any, shall be credited and paid, at least annually, in accordance with the following:  At the time that Occidental Petroleum Corporation distributes dividend payments to its shareholders, the Company shall pay to each Participant who has elected Current Dividend Equivalents a cash payment in an amount equal to the amount of the Dividend Equivalents attributable to the Deferred Shares credited to his Deferred Share Account.

4.3           Vesting.  All Deferred Shares (including Deferred Shares credited as Dividend Equivalents) credited to a Participant’s Deferred Share Account shall be at all times fully vested and nonforfeitable.

4.4           Distribution of Benefits.

(a)           Form of Distribution.  Deferred Shares credited to a Participant’s Deferred Share Account shall be distributed in an equivalent whole number of Shares.  Fractional share interests shall be settled in cash.  The Committee, in its sole discretion, may pay Deferred Shares credited as Dividend Equivalents in cash in lieu of Shares.  If the limit on the number of Shares available under this Program in respect of Dividend Equivalents is reached, amounts attributable to subsequent Dividend Equivalents, deemed invested in Shares, shall be paid in cash.

(b)           Timing of Distribution of Benefits.  Benefits in respect of the Deferred Shares credited to a Participant’s Deferred Share Account shall be distributed to the Participant (or his Beneficiary in the case of death) within the first 90 days of the year following the year of the Participant’s Separation from Service for any reason (including, without limitation, Retirement, death, resignation or termination by the Company).  If a Participant’s benefits are paid in annual installments under Section 4.4(c), each annual installment shall be paid within the first 90 days of each calendar year.  Notwithstanding anything herein to the contrary, in the event that a Participant who is a Specified Employee is entitled to a distribution from the Program upon or by virtue of such Participant’s Separation from Service for a reason other than death, the lump sum payment or the first annual installment payment, as the case may be, shall be paid in the month next following the date that is six (6) months after the date of the Participant’s Separation from Service, if later than the time provided above.  Any additional installment payments shall be paid within the first 90 days of each subsequent calendar year.

(c)           Manner of Distribution.

(i)            General Rules.  Distribution will generally be in the form of a lump sum payment.  However, if a Participant separates from service on or after becoming eligible for Retirement, his Deferred Shares may instead be paid in annual installments over two (2) to 20 years.  The number of Shares to be distributed in each annual distribution shall be equal to the number of Shares then credited to the Participant’s Deferred Share Account divided by the number of remaining annual installments.  Such number shall be adjusted downward to the nearest whole number of Shares so that no fractional Shares interests are distributed until the last annual installment distribution.  Notwithstanding anything herein to the contrary, a distribution of Deferred Shares in the form of a series of annual installments shall be treated as a single payment for purposes of Section 409A of the Code.

(ii)           Retirement Distribution Election.  An individual who becomes an Eligible Person under this Program shall make an election as to his form of distribution no later than the earlier of (A) the date that the Eligible Person first makes a Deferral Election under Section 3.1 of this Program or (B) the date that a Mandatory Deferral Award is first granted to such Eligible Person.  An election made under this subsection (ii) shall be made on a Distribution Election Form provided by and delivered to the Committee, and such election shall apply to all Deferred Shares credited under this Program.  A Participant who fails to make an election in accordance with this subsection (ii) regarding the form of distribution upon or following Retirement will be deemed to have elected a lump sum.

(iii)          Changes to Retirement Distribution Election.  A Participant may change his election as to the form of Retirement distribution under this Program subject to the following conditions: (A) the election shall not be effective until twelve (12) months after the election is filed with the Committee; (B) the election must defer the lump sum payment or the initial amount of an installment payment for a period of at least five (5) years from the date that the lump sum payment or initial amount of the installment payment, as the case may be, was otherwise payable; and (C) the election must be made at least twelve (12) months prior to the beginning of the calendar year in which the lump sum payment or initial amount of the installment payment, as the case may be, would have been payable if no change in the form of distribution were ever made.  Any change of election as to the form of retirement distribution under any other deferral plan or program of the Company made by an Eligible Person after such Eligible Person’s first Deferral Election under this Program shall have no effect on such Eligible Person’s form of Retirement distribution under this Program.  Notwithstanding the foregoing, a Participant may only change his election as to the time and form of Retirement distribution under this Program twice.  Each such change must satisfy all of the requirements of this Section 4.4(c)(iii).  No further changes may be made following a Participant’s Separation from Service.

(iv)          Override of Retirement Distribution Election.  Notwithstanding the foregoing, if the value of the Participant’s Deferred Share Account is less than $50,000 at the time payment commences, the

Committee shall distribute the Participant’s benefits in a single lump sum on the scheduled commencement date.

(d)           Survivor Benefits.  If the Participant dies at any time before or after Separation from Service while there are Deferred Shares credited to his Deferred Share Account, the Committee shall distribute the benefits in respect of such remaining Deferred Shares to the Participant’s Beneficiary in a lump sum during the first 90 days of the calendar year following the year in which the Participant’s death occurred, provided that, to the extent that any such remaining Deferred Shares were scheduled to be paid prior to that time, the Deferred Shares shall be paid at such earlier time as may be required by Section 409A.

(e)           Effect of Change in Control.  In the event of a Change in Control, the following rules shall apply:

(i)            All Participants shall continue to have a fully vested, nonforfeitable interest in their Deferred Share Account balances.

(ii)           The Board may, in its sole discretion, terminate and liquidate this Program pursuant to irrevocable action taken within 30 days preceding or the 12 months following the Change in Control, provided that the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix)(B) (or any successor provision) are satisfied.

(f)            Section 162(m) Limitation.  Notwithstanding the foregoing, if the Committee reasonably anticipates that any benefits payable to a Participant for a taxable year of the Company would not be deductible by the Company by reason of the limitation under Section 162(m) of the Code, then payment may be delayed to the extent permitted by Treas. Reg. § 1.409A-2(b)(7)(i) (or any successor provision).

(g)           Special 2006 Transition Elections.  Notwithstanding anything herein to the contrary, pursuant to the transition rules under Section 409A of the Code and the regulations and guidance thereunder, each Participant may make a new distribution election (a ‘Special Transition Election’) with respect to Deferred Shares credited to his general Deferred Share Account.  Under this Special Transition Election, a Participant may make any of the following elections:

(i)            A Participant may elect to receive, in July 2007, a lump sum distribution of the Deferred Shares credited to his account as of December 31, 2006 plus additional Deferred Shares subsequently credited to that balance as Dividend Equivalents (if any) (his “Pre-2007 Deferred Shares”) in the form described in Section 4.4(a) of this Program, and to receive a distribution upon Retirement of any Deferred Shares credited to his general Deferred Share Account after December 31, 2006 (other than Dividend Equivalents credited to his December 31, 2006 balance and Deferred Shares credited pursuant to Section 3.3(b)) (his “Future Deferred Shares”) in

accordance with his original Retirement distribution election under this Program.

(ii)           A Participant may elect to receive a lump sum distribution of his Pre-2007 Deferred Shares in the form described in Section 4.4(a) of this Program in July of 2007 and to change his election as to the form of distribution upon Retirement of any Future Deferred Shares.

(iii)          A Participant may elect to change his election as to the form of distribution of all Deferred Shares credited to his Deferred Share Account upon Retirement so that both his Pre-2007 Deferred Shares and his Future Deferred Shares are distributed in accordance with this changed election upon Retirement.

(iv)          A Participant may elect not to make any change to his election as to the form of distribution of Deferred Shares credited to his Deferred Share Account upon Retirement so that both his Pre-2007 Deferred Shares and his Future Deferred Shares are distributed in accordance with his original election under this Program upon Retirement.

To the extent that a Participant chooses not to change his original distribution election, payment of his Deferred Share Account shall be made in accordance with the foregoing provisions of this Section 4.4, with any payment upon Retirement made in the originally elected form.

Any Special Transition Election under this Section 4.4(g) must be made by November 3, 2006 or such later date as permitted by the Committee, but in no event later than December 31, 2006.  No Special Transition Election under this Section 4.4(g) shall have any effect on any Deferred Shares credited to a special subaccount of a Participant’s Deferred Share Account as described in Section 3.3(b) of this Program.

(h)           Special 2008 Transition Elections.

(i)            Notwithstanding anything herein to the contrary, pursuant to the transition rules under Section 409A of the Code and the regulations and guidance thereunder, each Participant as of November 1, 2008 may make the additional transition election described below with respect to Deferred Shares credited to his Deferred Share Account.  The period for making such elections (the “transition election period”) shall be determined by the Committee, provided that all such elections must be made by and shall become irrevocable as of December 31, 2008.

(ii)           Each Participant may elect to receive, in March 2009, a lump sum distribution of all Deferred Shares credited to his Deferred Share Account, provided, that a Participant who is a Specified Employee and who has a Separation from Service before the end of the transition election period shall receive such distribution in the month next following the date that is six (6) months after the date of the Participant’s Separation from Service, if later than the time provided above.

If a Participant does not make this election, his benefit shall be distributed in accordance with the foregoing provisions of this Section 4.4, with any payment upon Retirement made in the previously elected form.

4.5           Adjustments in Case of Changes in Common Stock.

(a)           If the outstanding Shares are increased, decreased, or exchanged for a different number or kind of securities, or if additional shares or new or different shares or other securities are distributed with respect to such Shares or other securities, through merger, consolidation, sale of all or substantially all of the assets of Occidental Petroleum Corporation, reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar change in capitalization or any other distribution with respect to such Shares or other securities, proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of Shares or other securities, property and/or rights contemplated hereunder and of rights in respect of Deferred Shares and Deferred Share Accounts credited under this Program so as to preserve the benefits intended.  The adjustment provisions of each Equity Plan governing the effect of extraordinary dividends, recapitalization, mergers, spin-offs, etc. shall also apply to the related Deferred Shares granted under such Equity Plan in accordance with this Program.

(b)           If the event results in any rights of shareholders to receive cash (other than cash dividends and cash distributions), a corresponding amount of cash shall be credited to each Participant’s Deferred Share Account, deemed invested as determined by the Committee and distributed with the rest of each Participant’s Deferred Share Account in accordance with Section 4.4.

4.6           Company’s Right to Withhold.  The Company may satisfy any state or federal tax withholding obligation arising upon a distribution of Shares and any cash with respect to a Participant’s Deferred Share Account by reducing the number of Shares or cash otherwise deliverable to the Participant.  The appropriate number of Shares required to satisfy such tax withholding obligation in the case of Deferred Shares will be based on the Fair Market Value of a Share on the date of distribution.  If the Company, for any reason, elects not to (or cannot) satisfy the withholding obligation in accordance with the preceding sentence, the Participant shall pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to the benefits hereunder, before any such benefits are paid.

4.7           Reemployment.  If a Participant’s separates from service and such Participant is re-employed by the Company prior to the payment of his benefits in a cash lump sum payment or while he is receiving benefits in the form of annual installment payments, the payment of the lump sum amount or the future installments, as the case may be, shall be made as scheduled without regard to the Participant’s reemployment.

4.8           Section 409A Compliance.  Notwithstanding anything herein to the contrary, any amount that would have been paid in 2008 under the provisions of the Program as in effect prior to November 1, 2008 shall be paid by December 31, 2008.  No amount shall be paid in 2008 under the provisions of this November 1, 2008 restatement that would not have been paid in 2008 under the prior provisions of the Program.

ARTICLE V
ADMINISTRATION

5.1           The Administrator.  The Committee hereunder shall consist of (i) the members of the Executive Compensation and Human Resources Committee of the Board who are Non-Employee Directors within the meaning of Rule 16b-3 and “outside directors” for purposes of Section 162(m) of the Code, or (ii) such other committee of the Board, each participating member of which is a Non-Employee Director (as defined in Rule 16b-3) and each member of which is an “outside director” for purposes of Section 162(m) of the Code, as may hereafter be appointed by the Board to serve as administrator of this Program.  Any member of the Committee may resign by delivering a written resignation to the Board.  Members of the Committee shall not receive any additional compensation for administration of this Program.

5.2           Committee Action.  Action of the Committee with respect to the administration of this Program shall be taken pursuant to a majority vote or by unanimous written consent of its members.

5.3           Rights And Duties.

(a)           Subject to the limitations of this Program, the Committee shall be charged with the general administration of this Program and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(i)            To construe and interpret this Program;

(ii)           To resolve any questions concerning the amount of benefits payable to a Participant;

(iii)          To make all other determinations required by this Program, including adjustments under Section 4.5;

(iv)          To maintain all the necessary records for the administration of this Program and provide statements of Deferred Share Accounts to Participants on an annual or more frequent basis;

(v)           To make and publish forms, rules and procedures for the administration of this Program; and

(vi)          To administer the claims procedures set forth in Article VI for presentation of claims by Participants and Beneficiaries for benefits under this Program, including consideration of such claims, review of claim denials and issuance of a decision on review.

(b)           The Committee shall have full discretion to construe and interpret the terms and provisions of this Program (but not to increase amounts payable hereunder) and to resolve any disputed question or controversy, which interpretation or construction or resolution, including decisions with respect to adjustments under Section 4.5, shall be final and binding on all parties, including but not limited to the Company and any Eligible Person, Participant or Beneficiary, except as otherwise required by law.  The Committee shall administer such terms and provisions in a nondiscriminatory manner and in full accordance with any and all laws applicable to this Program.  In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons’ professional or expert competence.  The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons.  The Committee may appoint a program administrator or any other agent, and delegate to them such powers and duties in connection with the administration of this Program as the Committee may from time to time prescribe.

5.4           Indemnity and Liability.  All expenses of the Committee shall be paid by the Company, and the Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.  To the extent permitted by law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and each member thereof, and delegates of the Committee who are employees of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Program, other than liabilities arising out of willful misconduct.  This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

Payment of any indemnity under this section that is not exempt from Section 409A of the Code shall comply with Section 409A’s requirements for reimbursement plans, as set forth in Treasury Regulation § 1.409A-3(i)(1)(iv) (or any successor provision).  For this purpose, (a) the indemnity under this section shall continue for the indemnified person’s lifetime, and, if later, until the complete disposition of all covered claims, (b) the amount of expenses indemnified during one taxable year of an indemnified person shall not affect the amount of expenses indemnified in any other taxable year; (c) payment of an indemnity shall be made by the last day of the indemnified person’s taxable year following the taxable year in which the expense was incurred and (d) the indemnified person’s right to indemnification shall not be subject to liquidation or exchange for any other benefit.  If, after payment of any amount to the indemnified person pursuant to this provision, it is determined that the indemnified person is not entitled to indemnification, the indemnified person shall promptly repay such amount to the Company.

ARTICLE VI
CLAIMS PROCEDURE

6.1                                 Applications for Benefits.  All applications for benefits under the Program shall be submitted to Occidental Petroleum Corporation, Attention:  Corporate Secretary, 10889 Wilshire Blvd., Los Angeles, CA 90024.  Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant.

6.2                                 Claims Procedures.

(a)           Within a reasonable period of time, but not later than 90 days after receipt of a claim for benefits, the Committee or its delegate shall notify the claimant of any adverse benefit determination on the claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension period exceed 90 days from the end of the initial 90-day period.  If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 90-day period.  The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim.

(b)           In the case of an adverse benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse benefit determination, (ii) reference to the specific Program provisions on which the adverse benefit determination is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, and (iv) a description of the Program’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 6.4.

(c)           Within 60 days after receipt by the claimant of notification of the adverse benefit determination, the claimant or his duly authorized representative, upon written application to the Committee, may request that the Committee fully and fairly review the adverse benefit determination.  On review of an adverse benefit determination, upon request and free of charge, the claimant shall have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.  The Committee’s (or delegate’s) review shall take into account all comments, documents, records, and other information submitted regardless of whether the information was previously considered in the initial adverse benefit determination.

(d)           Within a reasonable period of time, but not later than 60 days after receipt of such request for review, the Committee or its delegate shall notify the claimant of any final benefit determination on the claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension period exceed 60 days from the end of the initial 60-day period.  If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 60-day period.  The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a final determination on the request for review.  In the case of an adverse final benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse final benefit determination, (ii) reference to the specific Program provisions on which the adverse final benefit determination is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 6.4.

6.3                                 Section 409A Compliance.  Any claim for benefits under this Article must be made by the claimant no later than the time prescribed by Treasury Regulation § 1.409A-3(g) (or any successor provision).  If a claimant’s claim or appeal is approved, any resulting payment of benefits will be made no later than the time prescribed for payment of benefits by Treasury Regulation
§ 1.409A-3(g) (or any successor provision).

6.4                                 Limitations on Actions.  No legal action may be commenced prior to the completion of the benefit claims procedure described herein.  In addition, no legal action may be commenced after the later of (a) 180 days after receiving the written response of the Committee to an appeal, or (b) 365 days after an applicant’s original application for benefits.

ARTICLE VII
AMENDMENT AND TERMINATION OF PROGRAM

7.1                                 Amendment.  The Board may amend this Program in whole or in part at any time or may at any time suspend or terminate this Program.  The Executive Compensation and Human Resources Committee of the Board may amend this Program to (a) ensure that this Program complies with the provisions of Section 409A of the Code for the deferral of taxation on amounts deferred hereunder until the time of distribution and (b) add provisions for changes to Deferral Elections and elections as to time and manner of distributions and other changes that comply with the requirements of Section 409A of the Code for the deferral of taxation on deferred compensation until the time of distribution.  Notwithstanding the foregoing, no amendment shall reduce the number of Deferred Shares and Dividend Equivalents credited to any Participant’s Deferred Share Account or cancel any Participant’s right to receive Dividend Equivalents (and any cash that may become payable pursuant to Section 4.5(b)) without the consent of the affected Participant.  Any amendments authorized hereby shall be stated in an instrument in writing and all Eligible Persons shall be bound thereby upon receipt of written notice thereof.  Adjustments pursuant to Section 4.5 hereof shall not be deemed amendments to this Program, the Deferred Share Accounts or the rights of Participants.

7.2                                 Term.  It is the current expectation of the Company that this Program shall be continued indefinitely, but continuance of this Program is not assumed as a contractual obligation of the Company.  In the event that the Board decides to discontinue or terminate this Program, it shall notify the Committee and Participants in this Program of its action in writing, and this Program shall be terminated at the time therein set forth.  All Participants shall be bound thereby.  Distributions to the Participants or their Beneficiaries shall be made on the dates on which the Participants or their Beneficiaries would receive benefits hereunder without regard to the termination of the Program except that payments may, in the sole discretion of the Board, be accelerated if one of the following requirements is satisfied:

(a)           The Program is terminated and liquidated pursuant to Section 4.4(e) of the Program,

(b)           Accelerated payment is otherwise permitted by Treasury Regulation § 1.409A-3(j)(4)(ix) (or any successor provision) or other guidance issued by the Secretary of the Treasury, or

(c)           The Program is terminated because the Participants have become subject to tax on the amounts deferred under the Program because of a failure of the Program to satisfy the requirements of Section 409A of the Code.  Payment to a Participant may not exceed the amount required to be included in income as a result of such failure.

ARTICLE VIII
MISCELLANEOUS

8.1                                 Limitation on Participant’s Rights.  Participation in this Program shall not give any person the right to continued employment or service or any rights or interests other than as herein provided.  No Participant shall have any right to any payment or benefit hereunder except to the extent provided in this Program.  This Program creates no fiduciary duty to Participants and shall create only a contractual obligation on the part of the Company as to such amounts; this Program shall not be construed as creating a trust.  This Program, in and of itself, has no assets.  Participants shall have rights no greater than the right to receive the Common Stock (and any cash as expressly provided herein) or the value thereof as a general unsecured creditor in respect of their Deferred Share Accounts.

8.2                                 Beneficiary Designation.  Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries whom such Participant desires to receive any Shares or amounts payable under this Program after his death.  A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation with the Committee.  However, if a married Participant wishes to designate a person other than his spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation.  The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse’s consent so provides.  Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of the Committee or a Committee representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located.  The Company and the Committee may rely on the Participant’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Program.  Notwithstanding the foregoing, if a Participant has completed a beneficiary designation form for deferred Shares under any other plan or program of the Company, such prior designation shall be the Beneficiary designation under this Program and apply to all benefits of the Participant hereunder unless changed in accordance with this Section 8.2.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, any benefits remaining unpaid shall be paid in accordance with the Participant’s Beneficiary designation under the Company’s Retirement Plan, and if there is no such valid Beneficiary designation, to the Participant’s then surviving spouse, or if none, to the Participant’s estate, unless directed otherwise by the court that has jurisdiction over the assets belonging to the Participant’s probate estate.

8.3                                 Payments to Minors or Persons Under Incapacity.  Every person receiving or claiming benefits under this Program shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee finds that any person to whom a benefit is payable under this

Program is unable to care for his affairs because of incompetency, or because he is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution considered by the Committee to have incurred expense for such person otherwise entitled to payment.  To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under this Program.

If a guardian of the estate of any person receiving or claiming benefits under this Program is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee.  In the event a person claiming or receiving benefits under this Program is a minor, payment may be made to the custodian of an account for such person under the Uniform Gifts to Minors Act.  To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under this Program.

8.4                                 Receipt and Release.  Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of this Program shall, to the extent thereof, be in full satisfaction of all claims against the Board, the Committee, and the Company.  The Committee may require such Participant or Beneficiary to execute a receipt and release to such effect.

8.5                                 Deferred Shares and Other Benefits Not Assignable; Obligations Binding Upon Successors.  Deferred Shares and other benefits of a Participant under this Program shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Program, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized.  Obligations of the Company under this Program shall be binding upon successors of the Company.

8.6                                 Employment Taxes.  The Company may satisfy any state or federal employment tax withholding obligation arising from a deferral of a Qualifying Stock Award under this Program by deducting such amount from any amount of compensation payable to the Participant.  Alternatively, the Company may require the Participant to deliver to it the amount of any such withholding obligation as a condition to the deferral of the Qualifying Stock Award.  The Company may instead satisfy any such withholding obligation by reducing the number of Deferred Shares that would otherwise be credited to the Participant’s Deferred Share Account as a result of the deferral, provided that the Company and the Participant make appropriate arrangements to satisfy all additional income and employment tax withholding obligations that arise as a result of using this Deferred Share credit reduction method to satisfy the original employment tax withholding obligation. Any reduction pursuant to this provision shall be made in compliance with the requirements of Section 409A of the Code and the regulations promulgated thereunder.

8.7                                 Governing Law; Severability.  The validity of this Program or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Delaware to the extent such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended.  If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.8                                 Compliance with Laws.  This Program, the Company’s issuance of Deferred Shares, and the offer, issuance and delivery of Shares and/or the payment in Shares through the deferral of compensation under this Program are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under this Program shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

8.9                                 Program Construction.  It is the intent of the Company that transactions pursuant to this Program, with respect to Eligible Persons or Participants who are subject to Section 16 of the Exchange Act, satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that to the extent elections are timely made, the crediting of Deferred Shares and the distribution of Shares with respect to Deferred Shares under this Program will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.

8.10                           Compliance with Tax Laws to Preserve Tax Deferral.  This Program shall be construed, administered, and governed in a manner that is consistent with, and that satisfies the requirements of, Section 409A of the Code and any regulations promulgated thereunder, so that the taxation to Participants or Beneficiaries of any compensation deferred under this Program is deferred until distribution as expressly provided under this Program.

8.11                           Headings Not Part of Program.  Headings and subheadings in this Program are inserted for reference only and are not to be considered in the construction of the provisions hereof.

IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused its duly authorized officer to execute this document this        day of                               , 2008.

OCCIDENTAL PETROLEUM CORPORATION

By
Martin A. Cozyn
Executive Vice-President, Human Resources